Registration No. 333-184795

As filed with the Securities and Exchange Commission on February 25 , 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

VISTA HOLDING GROUP, CORP.

 (Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

99-0379615 IRS Employer Identification Number	7389 Primary Standard Industrial Classification Code Number

Vista Holding Group, Corp.

Runovsky per., 11/13 str. 2, kv. 36

Moscow, Russia 115184

Tel. (702) 425-5735

Email: vistagroupcorp@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

Copies To:

David Lubin & Associates, PLLC

10 Union Avenue, Suite 5

Lynbrook, NY 11563

Tel: (516) 887-8200

Fax: (516) 887-8250

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee
Common Stock:	2,500,000	$0.02	$50,000	$6.82

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ____________, 2012

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

VISTA HOLDING GROUP, CORP.

2,500,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Vista Holding Group, Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 2,500,000 shares of common stock at a fixed price of $0.02 per share. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Tatiana Mironenko, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers. Mrs. Mironenko will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any.  The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 2,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Vista Holding Group, Corp. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Vista Holding Group, Corp. does not have any intention to engage in a business combination.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF VISTA HOLDING GROUP, CORP.’S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2012

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
PLAN OF DISTRIBUTION	26
DESCRIPTION OF SECURITIES	28
INDEMNIFICATION	29
INTERESTS OF NAMED EXPERTS AND COUNSEL	29
EXPERTS	29
AVAILABLE INFORMATION	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
INDEX TO THE FINANCIAL STATEMENTS	30

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “VISTA HOLDING GROUP, CORP.” REFERS TO VISTA HOLDING GROUP, CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

VISTA HOLDING GROUP, CORP.

We are a development stage company and intend to commence operations in the business of development of 3D virtual tours and running a web guide of 3D virtual tours for public venues. We plan to conduct our proposed business and locate our prospective customers in Moscow, Russia. In the future when and if we have funds to expand our business, we will be targeting clients in other cities in Russia and Europe. Vista Holding Group, Corp. was incorporated in Nevada on August 2, 2012. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 6-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Runovsky per., 11/13 str. 2, kv. 36, Moscow, Russia 115184. Our phone number is (702) 425-5735.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (August 2, 2012) through November 30 , 2012, reports no revenues and a net loss of $ 3,082 ..  Our independent registered public accounting firm has issued an audit opinion for Vista Holding Group, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a consulting agreement with a consultant, Anton Kanin on October 27, 2012.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. For us to cease being a “shell company” we must have more than nominal operations and more than nominal assets or assets which do not consist solely of cash or cash equivalents.

Vista Holding Group, Corp. has no current plans to merge with another operating company. We do not anticipate earning revenues until we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities. We are not a blank check company and have no intention to engage in a merger or other type of business combination.

THE OFFERING

The Issuer:	VISTA HOLDING GROUP, CORP.
Securities Being Offered:	2,500,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 2,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$50,000
Securities Issued and Outstanding:

There are 2,800,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Tatiana Mironenko.

If we are successful at selling all the shares in this offering, we will have 5,300,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our un audited financial statements for the period from August 2, 2012 (Inception) to November 30 , 2012.

Financial Summary	November 30 , 2012 ($) ( Una udited)
Cash and Deposits	250
Total Assets	250
Total Liabilities	649
Total Stockholder’s Deficit	(399)

Statement of Operations	Accumulated From August 2, 2012 (Inception) to November 30 , 2012 ($) ( Una udited)
Total Expenses	3,082
Net Loss for the Period	(3,082)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period August 2, 2012 (date of inception) through November 30 , 2012 we had a net loss of $ 3,082 .. As of November 30 , 2012, the Company has not emerged from the development stage. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to begin operations and to achieve a level of profitability.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in development of 3D virtual tours and running a web guide of 3D virtual tours for public venues. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of November 30 , 2012, we had cash in the amount of $ 250 and liabilities of $ 649 .. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on August 2, 2012 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $ 3,082 for the period from our inception on August 2, 2012 to November 30 , 2012, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in development of 3D virtual tours and running a web guide of 3D virtual tours for public venues. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Sadler, Gibb and Associates our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Vista Holding Group, Corp. is suitable.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Tatiana Mironenko, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Mironenko has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE HAVE NO CLIENTS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CLIENTS. EVEN IF WE OBTAIN CLIENTS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT.  IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any clients and we cannot guarantee that we will ever have any clients.  Even if we obtain clients for our services, there is no guarantee that we will make a profit. If we are unable to attract enough customers to use our services to operate profitably, we will have to suspend or cease operations.

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OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET.

Our survival is currently dependent upon the success of our efforts to gain market acceptance in Russia of our web guide of 3D virtual tours for public venues  that will ultimately represent a very small segment in our targeted industry when it is completed.  Should our target market not be as responsive to our services as we anticipate, we may not have in place alternate services or products that we can offer to ensure our survival. The markets that we will serve are subject to changing customer requirements and frequent new Internet technology introductions. As a result, our market position could be eroded rapidly by advancements by competitors.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND TATIANA MIRONENKO, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. MIRONENKO, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. MIRONENKO.

Our principal operations and assets are located outside of the United States, and Tatiana Mironenko, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Mironenko in the United States, and it may be difficult to enforce any judgment rendered against Ms. Mironenko. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Mironenko, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Russia may render that investor unable to enforce a judgment against the assets of Ms. Mironenko. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not completed the development of our business and have yet to generate revenues. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed 3D virtual tours for public venues will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Tatiana Mironenko, to build our customer base.  Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our cervices.

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BREACHES IN COMPUTER NETWORK SECURITY THROUGH UNAUTHORIZED ACCESS COULD HARM US BY JEOPARDIZING CUSTOMER CONFIDENCE.

Both our infrastructure and the infrastructure of Internet service providers could be vulnerable to unauthorized access, computer viruses or similar disruptive problems and system failures. Security and disruption problems with the Internet or our website may prevent customers and potential customers from accessing our website.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 52.83% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Ms. Mironenko, our sole officer and director, will own 52.83 % of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Mironenko may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Tatiana Mironenko for all of our operations. The loss of Ms. Mironenko would have a substantial negative effect on our company and may cause our business to fail. Ms. Mironenko has not been compensated for her services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues.  There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Mironenko’s services could prevent us from completing the development of our plan of operation and our business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Tatiana Mironenko, our sole officer and director will only be devoting limited time to our operations.  She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Tatiana Mironenko, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MS. MIRONENKO DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Mironenko does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on August 2, 2012 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least half of the shares and we receive the proceeds in the amount of $30,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $2,500,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Vista Holding Group, Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Tatiana Mironenko, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Ms. Mironenko’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE WILL NOT BE REQUIRED TO EVALUATE OUR INTERNAL CONTROL OVER FINANCIAL REPORTING UNDER SECTION 404 OF THE SARBANES-OXLEY ACT UNTIL OUR SECOND ANNUAL REPORT AFTER OUR INITIAL PUBLIC OFFERING.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

We will not be required to conduct the evaluation of effectiveness of our internal controls until our second annual report after our initial public offering. In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. These conditions present a risk that material weaknesses in our accounting controls may not be discovered and such weaknesses may lead to misstatements in our financial records and statements. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company. Since our management is not required to provide an evaluation of our disclosure controls and procedures and internal controls over financial reporting, there is uncertainty as to whether we will be able to conclude that our internal controls over financial reporting are effective when we are required to conduct the evaluation.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404 or under SEC Rules, the SEC or other regulators could take legal action against us and/or the market may negatively react to this inability, and the market prices of our shares could be reduced.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR SHAREHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WE WILL NOT BE SUBJECT TO THE FEDERAL PROXY RULES AND OUR DIRECTORS, EXECUTIVE OFFICERS AND 10% BENEFICIAL HOLDERS WILL NOT BE SUBJECT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  IN ADDITION, OUR REPORTING OBLIGATIONS UNDER SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of February 25 , 2013, we have one shareholder of record).  As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

If our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.   If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

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THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $.001 per share, of which 2,800,000 shares are currently issued and outstanding. If we sell the 2,500,000 shares being offered in this offering, we would have 5,300,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

BECAUSE WE ARE A “SHELL COMPANY”, THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A “SHELL COMPANY”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144.  This restriction may have potential adverse effects on future efforts to form capital. One year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. potential adverse effects that these restrictions may have on future efforts to form capital.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 15%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000 as anticipated.

Gross proceeds	$7,500	$25,000	$37,500	$50,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$-	$17,000	$29,500	$42,000
Establishing an office	$-	$1,000	$1,500	$2,000
Website development	$-	$2,000	$3,000	$4,000
Salary to a part-time employee	$-	$-	$6,000	$6,000
PC and professional equipment purchase	$-	$2,000	$3,000	$5,000
Marketing and advertising	$-	$2,000	$5,000	$13,000
SEC reporting and compliance	$-	$10,000	$10,000	$10,000
Miscellaneous expenses	$-	$-	$1,000	$2,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Tatiana Mironenko, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Ms. Mironenko’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Mironenko will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Mironenko. Ms. Mironenko will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of November 30 , 2012 was negative $ 399 or approximately $0 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30 , 2012.

The following table sets forth as of November 30 , 2012, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	15%	50%	75%	100%
Offering price per share	0.02	0.02	0.02	0.02
Post offering net tangible book value	(899)	16,601	29,101	41,601
Post offering net tangible book value per share	0	0.0041	0.0062	0.0078
Pre-offering net tangible book value per share	0	0	0	0
Increase (Decrease) in net tangible book value per share after offering	0	0.0041	0.0062	0.0078
Dilution per share	0.02	0.0159	0.0138	0.0122
% dilution	100%	79.5%	69%	61%
Capital contribution by purchasers of shares	$7,500	$ 25,000	$ 37,500	$ 50,000
Capital Contribution by existing stockholders	$2,800	$ 2,800	$ 2,800	$ 2,800
Percentage capital contributions by purchasers of shares	73%	90%	93%	95%
Percentage capital contributions by existing stockholders	17%	10%	7%	5%
Gross offering proceeds	$7,500	$25,000	$37,500	$50,000
Anticipated net offering proceeds	-	$17,000	$29,500	$42,000
Number of shares after offering held by public investors	375,000	1,250,000	1,875,000	2,500,000
Total shares issued and outstanding	3,175,000	4,050,000	4,675,000	5,300,000
Purchasers of shares percentage of ownership after offering	11.81%	30.86%	40.11%	47.17%
Existing stockholders percentage of ownership after offering	88.19%	69.14%	59.89%	52.83%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $ 250 as of November 30 , 2012.  We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Tatiana Mironenko, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of November 30 , 2012, Ms. Mironenko advanced us $ 649 .. Ms. Mironenko, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. The company has no current plans to merge with another operating company. Our principal executive offices are located at Runovsky per., 11/13 str. 2, kv. 36, Moscow, Russia 115184. Our phone number is (702) 425-5735.

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We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, upgrading PCs and hiring sales and technical personnel. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $50,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: minimum $1,000.

Upon completion of the offering we plan to set up an office in Russia and acquire the necessary equipment to continue operations. This office will be setup if at least $15,000 of offering proceeds is raised. The office will be separate from the site of Ms. Mironenko’s other ventures, such as her advertising agency. We plan to purchase office equipment such as telephones, fax, office supplies and furniture. Our sole officer and director, Tatiana Mironenko will take care of our initial administrative duties. We believe that it will cost at least $1,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $1,500. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $2,000.

Purchase PCs and Professional Equipment

Time Frame:  2nd – 4th months.

Material costs: minimum $2,000.

After our office is established we intend to purchase a computer and professional equipment for our business such as a digital single-lens reflex camera with a fisheye lens, an ultra wide-angle lens that produces strong visual distortion intended to create a wide panoramic or hemispherical image; tripod and other. If we sell 50% shares in this offering, the purchase costs of the computer and professional equipment we plan on acquiring will be approximately $2,000. If we sell 75% of the shares offered we will buy better PC and equipment with advanced features that will cost us approximately $3,000. In the event we sell all of the shares offered we will buy more advanced PC and equipment and it will cost approximately $5,000.

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Negotiate service agreements with potential customers

Time Frame: 5th-12th months.

No material costs.

Once our office is established and equipment is obtained, we plan to begin to market our services. Initially, our sole officer and director, Ms. Mironenko, will look for potential customers. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new clients to us. Even though the negotiation of agreements with potential customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a part time photographer

Time Frame: 6th-12th months.

Material costs: $6,000.

During this period we plan to hire a part time photographer who will be hired as an independent contractor. He will be responsible for gathering information and taking pictures of the venues for creating 3D virtual tours that will be placed at our website. 3D virtual tours will be developed by Anton Kanin, 3D tour developer, with whom we signed a consulting agreement on October 27, 2012.

Develop Our Website

Time Frame: 6th-8th months.

Material costs: $2,000-$4,000.

In the same time, we intend to begin developing our website. Our sole officer and director, Tatiana Mironenko will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $2,000. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $3,000 and $4,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing of our website and our services

Time Frame: 8th - 12th months.

Material costs: $1,000-$13,000.

Once our web site is operational we intend to start marketing program. Our sole officer and director, Tatiana Mironenko, will be responsible for marketing of our website and our services. We will be targeting clients in Moscow, Russia.  In the future when and if we have funds to expand our business, we will be targeting clients in other cities in Russia and Europe. One of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use online marketing tools such as banner advertising, pay per click and organic search. We also plan to attend shows and exhibitions in our industry to come face to face and find new business opportunities and partners. We intend to spend at least $1,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

In summary, during 1st-8th month we should have established our office and developed our website. After this point we should be ready to start more significant operations and start selling our services. During months 8-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

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Tatiana Mironenko, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our services, Ms. Mironenko has agreed to commit more time as required. Because Ms. Mironenko will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
SEC reporting and compliance Establishing an office Website development Marketing and advertising PC and professional equipment Salary to a part-time employee Other expenses	$10,000 $1,000 $2,000 $1,000 $2,000 $6,000 -	$10,000 $1,500 $3,000 $5,000 $3,000 $6,000 $1,000	$10,000 $2,000 $4,000 $13,000 $5,000 $6,000 $2,000
Total	$22,000	$29,500	$42,000

If we sell 50% shares in this offering our cash reserves will be not sufficient to meet our obligations for the next twelve-month period.  We anticipate that the minimum additional capital necessary to fund our planned operations in this case for the 12-month period will be approximately $5,000 and will be needed for general administrative expenses, business development, marketing costs and costs associated with being a publicly reporting company. As a result, we will need to seek additional funding in the near future. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from our sole officer and director. Tatiana Mironenko, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. However, Ms. Mironenko has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

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Results of operations

From Inception on August 2, 2012 to November 30 , 2012

During the period we incorporated the company, prepared a business plan and executed a consulting agreement with a consultant, Anton Kanin, dated October 27, 2012. Our loss since inception is $ 3,082 .. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 2,800,000 shares of common stock to our sole officer and director for net proceeds of $2,800.

 LIQUIDITY AND CAPITAL RESOURCES

As of November 30 , 2012, the Company had $ 250 cash and our liabilities were $ 649 , comprising $ 649 owed to Tatiana Mironenko, our sole officer and director. Significant amounts of the Company’s cash and current assets will be located offshore. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $25,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to sell 50% of the shares offered and to obtain minimum funding of approximately $25,000, our business may fail.

Since inception, we have sold 2,800,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,800.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Tatiana Mironenko, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Mironenko has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Ms. Mironenko’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $30,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that current trends toward lower capital investment in start-up companies, volatility in Internet market pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

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DESCRIPTION OF BUSINESS

General

Vista Holding Group, Corp. was incorporated in the State of Nevada on August 2, 2012 and established a fiscal year end of August 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in the business of development of 3D virtual tours and running a web guide of 3D virtual tours for public venues. We have recently started our operation. As of today, we have developed our business plan, and executed a executed a consulting agreement with a consultant, Anton Kanin, dated October 27, 2012. Mr. Kanin is not contractually retained on an exclusive basis, and he may provide similar work for our competitors. If Mr. Kanin is unable to provide sufficient time to work on our projects, it could have an adverse effect on our business, financial condition and results of operations. If that should occur we have to find another 3-D virtual tour developer. We believe that there are many other 3-D virtual tour developers on the market that we can retain for our projects.

We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at Runovsky per., 11/13 str. 2, kv. 36, Moscow, Russia 115184. Our telephone number is (702) 425-5735 .

Vista Holding Group, Corp. hopes to position itself to take full advantage of the fast growing Internet and mobile application industry. It is our intent to have our web site completed within the next 12 months after completing our public offering. It is our desire to represent 3D virtual tours for public venues on our website. Our concept would allow anyone who has a mobile devise or computer and access to the Internet to take virtual tours in public venues such as restaurants, bars, clubs, spas, hotels, stores and many others. Vista Holding Group, Corp. would like to provide 3D virtual tours to everyone who likes to see a detailed and clear picture of different venues to choose the one for visiting. However, there is no assurance that our website and mobile application will be ever developed and our potential customers will purchase our services.

Our Services

Many people regularly encounter problem where to go to relax. There are many guides and websites with pictures to the main entertainment in Moscow, Russia but there is no a detailed and clear guide. Regular pictures cannot give a complete presentation of a venue. We intend to develop an internet guide representing 3D virtual tours of public venues such as bars, restaurants, spas, malls, shops, clubs, hotels and many others. Anyone can take a virtual tour on his computer or mobile device and carefully examine different venues before making a decision where to go.

According to Wikipedia, a virtual tour is a simulation of an existing location, usually composed of a sequence of video images. They also may use other multimedia elements such as sound effects, music, narration, and text. "Panoramic tour" and "virtual tour" have mostly been associated with virtual tours created using still cameras. Such virtual tours are made up of a number of shots taken from a single vantage point. The camera and lens are rotated around what is referred to as a no parallax point (the exact point at the back of the lens where the light converges).

Potential clients

3D virtual tour is unique way of presentation of a public venue. They allow potential customers to accomplish excursion and create illusion of presence in the venue. Virtual tour is powerful marketing tool which can increase sales and decrease refusal due to preliminary acquaintance with the venue. Many of the restaurants, bars, spas, clubs, gyms, stores and hotels in Moscow are not represented in the Internet. They are all our potential clients.

Revenue

We plan to charge our clients for 3D virtual tour development. Our fees depend on the quantity of spherical panoramic pictures. Also, we plan to generate revenue for special promotions on our website, such as first place in catalog, banner advertising or showing menu for restaurants

Marketing

Our sole officer and director, Tatiana Mironenko, will be responsible for marketing of our services. The marketing and advertising will be targeted to restaurants, bars, spas, clubs, gyms, shops, malls and other public venues. Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals. We will also promote our product through word of mouth. We will be targeting clients in Moscow, Russia.

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In the future when and if we have funds to expand our business, we will be targeting clients in other cities in Russia and Europe. One of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use the following online marketing tools to direct traffic to our website and identify potential customers:

Banner advertising: New technologies have given to online advertisement customization capabilities when it comes to banner advertising. Advertisers now have the ability to have their banner ads appear on pages devoted to certain types of content. We can have our ad appear on a site only when it is presenting an article on the architectural design industry. We can also use geo-targeting tactics. By tracking the IP address of the user, we can have ads appear before those in a location we are targeting.

Pay Per Click: Pay-Per-Click allows us to create a small text ad, and then have that ad appear on screen when the user is searching on keyword relating to our business. Google and its AdWords program is currently the leader in this space, with Yahoo! and Microsoft in second and third place respectively. With Pay-Per-Click our ad appears in the Sponsored Links section of the search results page.

Organic Search: The remainder of the search results page is made up of organic or "natural" search results. These listings are generated based on the HTML tags and relevant content found in a website. By specifically tailoring these elements, we can focus on particular audiences in a similar fashion as Pay-Per-Click.

As of the date of this prospectus we have not yet identified or registered any domain names for our website. To accomplish this, we plan to contract an independent web designing company. We intend to attract traffic to our website by a variety of online marketing tactics mentioned above.  We intend to promote our website by displaying it on our promotion materials. We will also use promotion tools on Facebook, Myspace and Twitter to advertise our company and create links to our website. To enhance advertising of our services we plan to keep improving and developing our website to make it as “user friendly” as possible.

Even if we are able to obtain sufficient number of customers to buy our services, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

Word of Mouth Marketing

We intend to implement word of mouth advertising into our business model. We believe a huge marketing opportunity on the internet is spreading word of mouth, a form of free advertising. We believe the internet has provided the biggest medium to spread word of mouth and social networking sites have been the place where everyone has come together. These days, companies have the capabilities of increased speed at which the message comes across. Bloggers and journalists can post their thoughts and reviews of products, and then people in all corners of the world can read it immediately. Twitter is a good example of this. If a company wants to release a statement to the media, they can use Twitter as a tool to do it. Afterwards, people can use twitter to respond, and everybody has access to all information as well as the abilities to connect with each other and start forums and conversations. Not only is word of mouth considered free advertising, but we believe it is one of the most powerful advertising tools out there.

Competition

Vista Holding Group, Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of providing virtual tour services. Many established, yet well financed entities are currently active in the business of providing such services. Nearly all Vista Holding Group, Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Vista Holding Group, Corp. We are, consequently, at a competitive disadvantage in being able to provide such services and become a successful company in the 3D virtual tour services. Therefore, Vista Holding Group, Corp. may not be able to establish itself within the industry at all.

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While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed services will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Tatiana Mironenko, to build our customer base.  Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our cervices.

Contracts

On October 27, 2012 we have executed a consulting agreement with a consultant, Anton Kanin, an individual. The consultant, Anton Kanin, will provide assistance and consulting in the development of 3-D virtual tours. Mr. Kanin is not contractually retained on an exclusive basis, and he may provide similar work for our competitors. The material terms of the Contract are the following:

  1.  Consultant shall submit written, signed reports of the time spent performing consulting, itemizing in reasonable detail the dates on which services were performed, the number of hours spent and a brief description of the services rendered.

  2.  In consideration for the Consulting Services to be performed by the Consultant under this agreement, Vista Holding Group, Corp. will pay Consultant at the rate of $15.00 USD per hour for the time spent on Consulting Services. The Company shall pay Consultant the amounts due pursuant to submitted reports within 14 days after such reports are received by the Company.

3.  Vista Holding Group, Corp. will reimburse to consultant the following expenses incurred while the Agreement exists: all travel expenses to and from work sites including miscellaneous travel-related expenses (parking and tolls), meal expenses, administrative expenses and lodging expenses if work demands overnight stays.

 4.  The consultant is an independent contractor and not an employee of the registrant or any of its subsidiaries or affiliates.

  5.  In the course of performing consulting services, the parties recognize that consultant may come in contact with or become familiar with information with the registrant or its subsidiaries or affiliates may consider confidential.  This information may include, but is not limited to, information pertaining to the registrant's information technology and other business systems, which information may be of value to a competitor.  Consultant agrees to keep all such information confidential.

  6.  The agreement commenced on October 27, 2012 and shall terminate on October 27, 2013, unless earlier terminated by either party hereto. Either party may terminate the agreement upon Thirty (30) days prior written notice.  The registrant may, at its option, renew this Agreement for an additional one (1) year term on the same terms and conditions as set forth herein by giving notice to consultant of such intent to renew on or before October 27, 2013.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Tatiana Mironenko.

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Offices

Our business office is located at Runovsky per., 11/13 str. 2, kv. 36, Moscow, Russia 115184.  This is the office provided by our President and Director, Tatiana Mironenko. Our phone number is (702) 425-5735. We do not pay any rent to Ms. Mironenko and there is no agreement to pay any rent in the future. We believe that our current space is sufficient for our operations.

Government Regulation

We will conduct our operations directly, not through a legal entity formed under Russian law. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We believe we do not need to receive any government approvals permits, registrations licenses or the like to operate our business in the Russian Federation, however we did not receive an opinion from Russian corporate counsel.   We will have to comply with all applicable regulations such as Tax Regulations and Media regulations. We believe that there are not any restrictions to repatriate any assets or funds to U.S. investors through liquidation or dividends, or to remit funds to pay U.S.-related expenses such as taxes or SEC reporting compliance expenses. We plan to operate as a US company and receive our revenue to our US bank account. We do not plan to have any operation in Russia or hire Russian employees. We have signed a consulting agreement with an independent contractor and plan to hire a part time photographer as an independent contractor. We believe that we are not subject to accreditation with the federal government and state authorities; however we did not receive an opinion from Russian corporate counsel.

LEGAL PROCEEDINGS

During the past ten years,  none of the following  occurred  with respect to the President of the Company:  (1) any bankruptcy  petition filed by or against any business of which such person was a general  partner or executive  officer  either at the time of the  bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding  (excluding traffic violations and other minor offenses);  (3) being subject to any order,  judgment or decree, not subsequently  reversed,  suspended or vacated, of any court of any competent jurisdiction,  permanently  or  temporarily  enjoining,  barring,  suspending or otherwise  limiting  his  involvement  in any type of  business,  securities  or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action),  the SEC or the commodities  futures trading commission to have violated a federal or state  securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Tatiana Mironenko Runovsky per., 11/13 str. 2, kv. 36, Moscow, Russia 115184	32	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Tatiana Mironenko has acted as our President, Treasurer, Secretary and sole Director since our incorporation on August 2, 2012.Ms. Mironenko graduated from Siberian State Railway Transport Engineering University in 2003. She obtained a bachelor degree in information systems and technology. In 2005 Ms. Mironenko set up her own advertising agency, Graphica +. Since 2005 Ms. Mironenko has been working as CEO of this company. Graphica+ offers services such as corporate branding, web marketing and optimization, printing different advertising material and packaging, public relations, creation and execution media plans that allows customers to reach the greatest number of target consumers and other services. Graphica+ does not perform any services that may compete with Vista Holding Group Corp., and we will not rely on Graphica+ to provide functions such as office support, sales leads or referrals, shared expenses or assets. Ms. Mironenko intends to devote 20 hours a week of her time to planning and organizing activities of Vista Holding Group, Corp. Once we expand operations, and are able to attract more customers to purchase our product, Ms. Mironenko has agreed to commit more time as required. Because Ms. Mironenko will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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During the past ten years, Ms. Mironenko has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Ms. Mironenko was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Mironenko’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Tatiana Mironenko, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on August 2, 2012until August 31, 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Tatiana Mironenko, President, Secretary and Treasurer	August 2, 2012 to August 31, 2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Ms. Mironenko currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of August 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Tatiana Mironenko	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tatiana Mironenko will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On August 27, 2012, we issued a total of 2,800,000 shares of restricted common stock to Tatiana Mironenko, our sole officer and director in consideration of $2,800. Further, Ms. Mironenko has advanced funds to us. As of November 30 , 2012, Ms. Mironenko advanced us $ 649 .. Ms. Mironenko will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Mironenko. Ms. Mironenko will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Mironenko does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Mironenko or the repayment of the funds to Ms. Mironenko. The entire transaction was oral. Ms. Mironenko’s verbal agreement to fund SEC registration costs is non- binding and discretionary. Ms. Mironenko is providing us office space free of charge and we have a verbal agreement with Ms. Mironenko that, if necessary, she will loan the company funds to complete the registration process.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 25 , 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Tatiana Mironenko Runovsky per., 11/13 str. 2, kv. 36, Moscow, Russia 115184	2,800,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of  February 25 , 2013, there were 2,800,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 2,800,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company” as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144.  As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

PLAN OF DISTRIBUTION

We are registering 2,500,000 shares of our common stock for sale at the price of $0.02 per share.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares of common stock to be sold by us will be sold on our behalf by Tatiana Mironenko, our sole executive officer and director. She will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.

In connection with the Company’s selling efforts in the offering, Ms. Mironenko will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Mironenko is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Mironenko will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Mironenko is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Mironenko will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Mironenko will not and has not participated in the selling of any securities for any issuer more than once every twelve months.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common  stock may also be  restricted  under the  securities  or  securities regulations  laws  promulgated  by  various  states and  foreign  jurisdictions, commonly  referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities  registered  hereunder have not been  registered for resale under the blue sky laws of any state,  the  holders of such  shares  and  persons  who desire to purchase them in any trading  market that might develop in the future, should be aware that there may be significant  state  blue-sky law  restrictions upon the  ability of  investors  to sell the  securities  and of  purchasers  to purchase the  securities.  Accordingly, investors  may not be able to liquidate their  investments  and  should  be  prepared  to hold the  common  stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Vista Holding Group has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Vista Holding Group, Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  February 25 , 2013, there were 2,800,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Tatiana Mironenko owns 2,800,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest  directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Vista Holding Group, Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Sadler, Gibb and Associates, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Sadler, Gibb and Associates has presented its report with respect to our audited financial statements.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Sadler, Gibb and Associates

     Our financial statements from inception to August 31, 2012, immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Vista Holding Group, Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Vista Holding Group, Corp., as of August 31, 2012, and the related statement of operations, stockholders’ equity and cash flows from inception on August 2, 2012 through August 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Vista Holding Group, Corp., as of August 31, 2012, and the results of their operations and cash flows from inception on August 2, 2012 through August 31, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had accumulated losses of $117 as of August 31, 2012, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Farmington, UT

October 1, 2012

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VISTA HOLDING GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
AUGUST 31, 2012
ASSETS
Current Assets
Cash	$3,032
Total current assets	3,032
Total assets	$3,032
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Advance from related party	$349
Total current liabilities	349
Total liabilities	349
Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,800,000 shares issued and outstanding	2,800
Additional paid-in-capital	-
Deficit accumulated during the development stage	(117)
Total stockholders’ equity	2,683
Total liabilities and stockholders’ equity	$3,032

The accompanying notes are an integral part of these financial statements.

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VISTA HOLDING GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
From Inception (AUGUST 2, 2012) to AUGUST 31, 2012
Revenues	$-
Expenses
General and administrative expenses	117
Net loss from operations	(117)
Net loss	$(117)
Loss per common share – basic and diluted
Weighted average number of common shares outstanding-basic and diluted	466,667

The accompanying notes are an integral part of these financial statements.

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VISTA HOLDING GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM AUGUST 2, 2012 (INCEPTION) TO AUGUST 31, 2012
	Common Stock		Additional paid-in-capital	Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Par Value		Stage	Equity
Balance at Inception on August 2, 2012	-	$ -	$ -	$ -	$ -
Shares issued for cash at $0.001 per share	2,800,000	2,800	-		2,800
Net loss for the period ended August 31, 2012	-	-		(117)	(117)
Balance, August 31, 2012	2,800,000	$ 2,800	$ -	$ (117)	$ 2,683

The accompanying notes are an integral part of these financial statements.

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VISTA HOLDING GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
From Inception (AUGUST 2, 2012) to AUGUST 31, 2012
Operating Activities
Net loss	$(117)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Expenses paid by a related party	117
Net cash used in operating activities	-
Financing Activities
Advance from related party	232
Common stock issued for cash	2,800
Net cash provided by financing activities	3,023
Net increase in cash and equivalents	3,032
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$3,032
Supplemental cash flow information:
Cash paid for:
Interest	$-
Taxes	$-
Non-Cash Activities	$-

The accompanying notes are an integral part of these financial statements.

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VISTA HOLDING GROUP, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

VISTA HOLDING GROUP, CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on August 2, 2012.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through August 31, 2012 the Company has not generated any revenue and has accumulated losses of $117.  The Company plans to commence operations in the business of development of 3D virtual tours and running a web guide of 3D virtual tours for public venues.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $117 as of August 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions.  The funds are insured up to $250,000.  At August 31, 2012 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.  Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.  As of August 31, 2012, the Company had no potential dilutive shares.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

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VISTA HOLDING GROUP, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred.  The Company incurred advertising expense of $0 from Inception (August 2, 2012) to August 31, 2012.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted August 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable.  When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.  If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of August 31, 2012 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

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VISTA HOLDING GROUP, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2012

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On August 27, 2012, the Company issued 2,800,000 shares of its common stock at $0.001 per share for total proceeds of $2,800.

NOTE 3 – INCOME TAXES

The Company follows ASC 740, under which deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.  As of August 31, 2012, the Company’s cumulative net operating loss was $117.

The cumulative tax effect at the expected rate of 34 percent of significant items comprising our net deferred tax amount is as follows:

Income tax benefit attributable to:	August 31,
2012
Net operating loss	$40
Change in valuation allowance	(40)
Net refundable amount	$-

The cumulative tax effect at the expected rate of 34 percent of significant items comprising our net deferred tax amount is as follows:

Deferred tax asset attributable to:	August 31,
2012
Net operating loss carryover	$40
Valuation allowance	(40)
Net deferred tax asset	$-

NOTE 4 – DUE TO RELATED PARTY

The Director loaned $349 to the Company. The amount is due on demand, non-interest bearing and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

                                                                  In accordance with ASC 855-10 Company management reviewed all material events through the date of this report and there are no additional material subsequent events to report.

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VISTA HOLDING GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED BALANCE SHEETS
	NOVEMBER 30, 2012 (UNAUDITED)	AUGUST 31, 2012
ASSETS
Current Assets
Cash	$ 250	$ 3,032
Total current assets	250	3,032
Total assets	$ 250	$ 3,032
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities
Advance from related party	$ 649	$ 349
Total current liabilities	649	349
Total liabilities	649	349
Stockholder’s Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,800,000 shares issued and outstanding	2,800	2,800
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(3,199)	(117)
Total stockholder’s equity (deficit)	(399)	2,683
Total liabilities and stockholder’s equity (deficit)	$ 250	$ 3,032

The accompanying notes are an integral part of these condensed financial statements.

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VISTA HOLDING GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
	THREE MONTHS ENDED NOVEMBER 30, 2012	From Inception (AUGUST 2, 2012) to NOVEMBER 30, 2012
Revenues	$ -	$ -
Expenses
General and administrative expenses	3,082	3,199
Net loss from operations	(3,082)	(3,199)
Net loss	$ (3,082)	(3,199)
Loss per common share – basic and diluted	$ (0.00)
Weighted average number of common shares outstanding-basic and diluted	2,800,000

The accompanying notes are an integral part of these condensed financial statements.

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VISTA HOLDING GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
	THREE MONTHS ENDED NOVEMBER 30, 2012	From Inception (AUGUST 2, 2012) to NOVEMBER 30, 2012
Operating Activities
Net loss	$ (3,082)	$ (3,199)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Expenses paid by a related party	-	117
Net cash used in operating activities	(3,082)	(3,082)
Financing Activities
Advance from related party	300	532
Common stock issued for cash	-	2,800
Net cash provided by financing activities	300	3,332
Net increase in cash and equivalents	(2,782)	250
Cash and equivalents at beginning of the period	3,032	-
Cash and equivalents at end of the period	$ 250	$ 250
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -
Non-Cash Activities	$ -	$ -

The accompanying notes are an integral part of these condensed financial statements.

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VISTA HOLDING GROUP, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

NOVEMBER 30, 2012

(UNAUDITED)

NOTE 1 – Condensed Financial Statements

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of and for the period ended November 30, 2012 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s August 31, 2012 audited financial statements as reported in Form 10-K.  The results of operations for the period ended November 30, 2012 are not necessarily indicative of the operating results for the full year ended August 31, 2013.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

VISTA HOLDING GROUP, CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on August 2, 2012.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through November 30, 2012 the Company has not generated any revenue and has accumulated losses of $3,199.  The Company plans to commence operations in the business of development of 3D virtual tours and running a web guide of 3D virtual tours for public venues.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $3,199 as of November 30, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

VISTA HOLDING GROUP, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

NOVEMBER 30, 2012

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company's bank accounts are deposited in insured institutions.  The funds are insured up to $250,000.  At November 30, 2012 the Company's bank deposits did not exceed the insured amounts.

Basic Loss Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.  Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.  As of November 30, 2012, the Company had no potential dilutive shares.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred.  The Company incurred advertising expense of $0 from Inception (August 2, 2012) to November 30, 2012.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted August 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable.  When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.  If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

VISTA HOLDING GROUP, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

NOVEMBER 30, 2012

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of November 30, 2012 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On August 27, 2012, the Company issued 2,800,000 shares of its common stock at $0.001 per share for total proceeds of $2,800.

NOTE 3 – DUE TO RELATED PARTY

During the periods ended August 31, 2012 and November 30, 2012, a Company director loaned $232 and $300, respectively, for operating expenses and paid expenses of $117 on behalf of the Company. As of November 30, 2012, $649 is due to this Company director. The amount is due on demand, non-interest bearing and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

                                                                  In accordance with ASC 855-10 Company management reviewed all material events through the date of this report and there are no additional material subsequent events to report.

PROSPECTUS

2,500,000 SHARES OF COMMON STOCK

VISTA HOLDING GROUP, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$6.82
Auditor Fees and Expenses	$3,000.00
Legal Fees and Expenses	$3,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,006.82

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Vista Holding Group, Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Vista Holding Group, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Tatiana Mironenko Runovsky per., 11/13 str. 2, kv. 36	August 27, 2012	2,800,000	$2,800.00
Moscow, Russia 115184

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of David Lubin & Associates, PLLC *
10.1	Consulting agreement with a consultant, Anton Kanin, dated October 27, 2012 *
10.2	Form of subscription agreement *
23.1	Consent of Sadler, Gibb and Associates
23.2	Consent of David Lubin & Associates, PLLC (contained in exhibit 5.1) *

*- Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 349(b) (§230.349(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 349(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 349;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Moscow, Russia on February 25 , 2013.

VISTA HOLDING GROUP, CORP.

By:	/s/	Tatiana Mironenko
	Name:	Tatiana Mironenko
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Tatiana Mironenko
Tatiana Mironenko	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	February 25 , 2013

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of David Lubin & Associates, PLLC *
10.1	Consulting agreement with a consultant, Anton Kanin, dated October 27, 2012 *
10.2	Form of subscription agreement *
23.1	Consent of Sadler, Gibb and Associates
23.2	Consent of David Lubin & Associates, PLLC (contained in exhibit 5.1) * *- Previously filed

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